As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-204983

Registration No. 333-220485

Registration No. 333-246319

Registration No. 333-266836

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204983

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-220485

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-246319

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266836

UNDER

THE SECURITIES ACT OF 1993

Superior Drilling Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1583 South 1700 East

Vernal, Utah 84078

Telephone: (435) 789-0594

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Troy Meier

Chief Executive Officer

Superior Drilling Products, Inc.

1583 South 1700 East

Vernal, Utah 84078

Telephone: (435) 789-0594

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Kevin J. Poli

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6600

Telecopy: (713) 228-1331

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Superior Drilling Products, Inc., a Utah corporation (the “Registrant”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof:

●	Registration Statement on Form S-8 (No. 333-204983), filed with the SEC on June 16, 2015;
●	Registration Statement on Form S-8 (No. 333-220485), filed with the SEC on September 15, 2017;
●	Registration Statement on Form S-8 (No. 333-246319), filed with the SEC on August 14, 2020; and
●	Registration Statement on Form S-8 (No. 333-266836), filed with the SEC on August 12, 2022.

On [●], 2024 (the “Effective Date”), pursuant to the Agreement and Plan of Merger, dated as of March 6, 2024, among Drilling Tools International Corporation, a Delaware corporation (“DTI”), DTI Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DTI (“Merger Sub I”), and DTI Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiarity of DTI (“Merger Sub II”) and the Registrant, and the transactions contemplated thereby, including the merger, pursuant to which (a) Merger Sub I will merge with and into the Registrant (the “First Merger”), with the Registrant surviving as a wholly owned subsidiary of DTI, and (b) upon the effective time of the First Merger, the Registrant, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Merger”), with Merger Sub II surviving as a wholly owned subsidiary of DTI.

As a result of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all securities registered under the Registration Statements which remained unsold as of the Effective Date and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernal, State of Utah, on August 1, 2024.

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ G. Troy Meier
Name:	G. Troy Meier
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.